As filed with the Securities and Exchange Commission on August 2, 2000

                                                  Registration No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Lone Wolf Energy, Inc.
             (Exact name of Registrant as specified in its charter)

          Colorado                                         73-1587867
 (State or other jurisdiction of                         (IRS Employer
 incorporation or organization)                         Identification No.)

                           5400 N.W. Grand, Suite 510
                          Oklahoma City Oklahoma 73112
                                 (405) 943-4615
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                 Marc W. Newman
                           5400 N.W. Grand, Suite 510
                          Oklahoma City, Oklahoma 73112
                                 (405) 943-4615
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copies to
                                 H. Wayne Cooper
                  Doerner, Saunders, Daniel & Anderson, L.L.P.
                        320 South Boston Ave., Suite 500
                              Tulsa, Oklahoma 74103
                                 (918) 582-1211

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                          Calculation of Registration Fee
===========================================================================================================
Title of each                                  Proposed maximum      Proposed maximum
class of securities      Amount to be          offering price        aggregate offering    Amount of
to be registered         Registered (1)        per Unit or Share(2)  price (2)             registration fee
-----------------------------------------------------------------------------------------------------------
Common Stock $0.001
par value                 23,823,725               $0.1475              $3,514,000            $927.70
===========================================================================================================

----------
(1)  All of the  shares of common  stock  offered  hereby are being sold for the
     accounts  of  Selling   Stockholders  of  the  registrant.   (See  "Selling
     Stockholders and Certain Relationships.")

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices reported on the Bulletin Board maintained by the National Association of Securities Dealers, Inc. on July 28, 2000.

                                   ----------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. The Selling Stockholders, (described herein) may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

PRELIMINARY PROSPECTUS DATED August 2, 2000


PROSPECTUS

                             LONE WOLF ENERGY, INC.

                        23,823,725 Shares of Common Stock

     These shares of our common stock are being offered by the selling stockholders who are named on page __ of this prospectus (the "Selling Stockholders"). The Selling Stockholders may sell these shares from time to time in brokers' transactions, negotiated transactions, or otherwise at prices current at the time of sale. We will not receive any proceeds from these sales.

     All expenses of the registration of these shares (other than brokerage commissions and transfer taxes, which will be paid by the Selling Stockholders) will be paid by us. We estimate that the expenses will be $ _____.

Our common stock is traded on the Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol "LWEI.OB." On July 28, 2000, the last reported bid and asked prices of our common stock on the Bulletin Board were $0.125 and $0.170 per share.

Our common stock is a speculative investment and involves a high degree of risk. You should read the description of certain risks under the caption "Risk Factors" commencing on page ___ before purchasing our common stock.

Our executive offices are at 5400 N.W. Grand, Suite 510, Oklahoma City, Oklahoma 73112 (405) 943-4615.

                                   ----------


             Neither the Securities and Exchange Commission nor any
           state securities commission has approved or disapproved or passed upon the accuracy or adequacy
  of this prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                            Price to           Underwriting         Proceeds We
                             Public             Discounts           Will Receive
--------------------------------------------------------------------------------
Per Share................   See Above           See Above               -0-
Total....................   See Above           See Above               -0-
--------------------------------------------------------------------------------


                The date of this Prospectus is ___________, 2000.

                                TABLE OF CONTENTS

About This Prospectus......................................................

Where You Can Find More Information........................................

Incorporation of Certain Documents by Reference............................

The Company................................................................

Risk Factors...............................................................

Use of Proceeds............................................................

Selling Stockholders and Certain Relationships.............................

Plan of Distribution ......................................................

Legal Opinion..............................................................

Experts....................................................................


                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"). It provides you with a general description of the securities offered. You should read this prospectus together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and over the Internet at the SEC's Web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the Selling Stockholders have sold all the shares:

o    Annual Report on Form 10-KSB        For the fiscal year ended December 31, 1999

o    Quarterly Report on Form 10-QSB     Quarter ended March 31, 2000

o    Current Report on Form 8-K          Date of event earliest reported:  February 18, 2000

o    Current Report on Form 8-K          Date of event earliest reported:  May 5, 2000

o    Current Report on Form 8-K          Date of event earliest reported:  June 21, 2000

o    Current Report on Form 8-K          Date of event earliest reported:  July 28, 2000

o    Proxy Statement                     2000 Annual Meeting of Stockholders

     Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated an exhibit by reference. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address or telephone number:

                             Lone Wolf Energy, Inc.
                           5400 N.W. Grand, Suite 510
                          Oklahoma City, Oklahoma 73112
                                 (405) 943-4615

     You should rely only on the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. The Selling Stockholders may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. The Selling Stockholders are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                                   THE COMPANY

     Our company, Lone Wolf Energy, Inc. (formerly called K&S Ventures, Inc.), was incorporated under the laws of the State of Colorado on March 4, 1991. Our executive offices are located at 5400 N.W. Grand, Suite 510, Oklahoma City, Oklahoma 73112. Our phone number is 405-943-4615. Our telecommunications business, which is currently our only material business segment, is operated through an indirect, wholly-owned subsidiary, Zenex Long Distance, Inc. (d/b/a Zenex Communications, Inc.), an Oklahoma corporation incorporated on January 27, 1994 ("Zenex"). "We," "our," and "us" in this prospectus refer to Lone Wolf Energy, Inc. ("Lone Wolf") and all of Lone Wolf's direct and indirect wholly-owned subsidiaries, including Zenex.

     Our telecommunications business segment consists primarily of the rendering of Interactive Voice Response (IVR) services, including the wholesale sale of long distance minutes to distributors of prepaid and postpaid calling cards, automatic call direction, automated customer service, information lines, automated telemarketing, and automated product ordering. For additional information regarding our telecommunications business segment, please see our Current Report on Form 8-K filed August 2, 2000.

                                  RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING OUR COMPANY AND ITS BUSINESS.

Two of Our Principal Subsidiaries Are Facing Short-Term Liquidity Shortages

     Zenex' balance sheet at March 31, 2000 shows current liabilities to be twice the amount of its current assets. Zenex' current liabilities are $820,000 more than its current assets. Of this shortfall in working capital, $410,000 is being funded by making monthly payments on some old debts on an informal basis. The balance is being funded by extended terms from Zenex' long-distance carriers, which give 60-75 days from month end to pay carrier bills. If the amounts due on the old debts were accelerated and/or if the carriers changed their terms for billing, Zenex would face short-term liquidity shortages and be forced to look for outside sources of financing, which may not be available to it.

     As described in the footnotes to the financial statements included in our Current Report on Form 8-K filed August 2, 2000, our wholly-owned subsidiary, Prestige Investments, Inc., an Oklahoma corporation ("Prestige Investments"), incurred an earnout obligation when it originally acquired Zenex in February of 1999. Prestige Investments, which owns all of the capital stock of Zenex, has a $317,000 payment due when cumulative collected revenues of Zenex reach an aggregate of $10,000,000 following the date of purchase. The current collected revenues are approximately $4,000,000. We believe collected revenues will reach the $10,000,000 threshold in the next twelve months. Unless there is a significant increase in profits, Prestige Investments will need to seek outside financing or equity funding to make the $317,000 payment which will be due. We believe that such funding will be available to Prestige Investments, but we can give no assurances that it will. If such financing does not become available to Prestige Investments, it will be in default under its earnout obligations.

Our IVR Contracts are Terminable at Will and We are Dependent on One Customer

     Although we have several IVR clients, virtually all of our IVR services are rendered pursuant to contracts that are terminable at the will of, or upon short notice by, either party. One particular IVR client currently accounts for approximately 80% of the Company's revenues. Loss of this client would have a material adverse impact on our operations and revenues.

Our Stock Price Has Been Volatile

     Our common stock is traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. The trading volume of the common stock has been variable, but often low. As a result, relatively small trades may significantly affect the market price of the common stock. The market price of the shares of common stock has been highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in our operating results, announcements of potential acquisitions, changes in regulations, activities of the largest domestic providers, industry consolidation and mergers, conditions and trends in the market, adoption of new accounting standards affecting the industry, changes in recommendations and estimates by securities analysts, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of emerging growth companies like ours. Many of these factors are beyond our control.

We Are Dependent On Telecommunications Carriers And Other Suppliers

     We rely on traditional telecommunications carriers to transmit our traffic over local and long distance networks. These networks may experience disruptions that are not easily remedied. In addition, we depend on certain suppliers of hardware and software. If the suppliers fail to provide necessary services, equipment or software in the quantities, at the quality levels, at the prices or at the times we require, it will be difficult for us to provide services.

Dependence on ILECS and CLECS

     We have our own dedicated lines connecting our switching facilities to those of certain of the long distance carriers from which we currently buy long distance minutes. With respect to those long distance carriers with which we do not have our own connecting dedicated lines, we are dependent on incumbent local exchange carriers ("ILECs") or competitive local exchange carriers ("CLECs") for the provision of dedicated lines to connect our switching facilities to those of our contracted long distance carriers. A denial by an ILEC or CLEC to provide a dedicated line could have a material adverse effect on our ability to provide services, unless we are able to install our own connecting dedicated lines or contract with a different ILEC or CLEC for the provision of such lines.

Sources and Availability of Long Distance Minutes

     For our operations, we purchase our long distance minutes from long distance carriers. We connect directly with our contracted long distance carriers and buy minutes of use on a monthly basis. In general, there are many sources for these minutes. We currently buy minutes directly or indirectly through Qwest, Telco, and MCI WorldCom and others. Like many of our competitors, we are not "locked in" to a set price for long distance minutes and can terminate any long distance carrier contract if the contracted carrier increases its per-minute rate by more than five percent. If we were to experience a material increase in the cost of minutes, we would likely attempt to pass the cost along to our customers. Any such material increase would probably similarly affect many of our competitors, thus reducing the odds that any of our customers might switch service providers. However, there can be no assurance that our customers would not switch to another service provider.

     We face certain risks when a significant customer requests that we promise delivery of services on or before a specific date. One risk inherent in this type arrangement is that there can be significant delays between the ordering of new facilities to connect with the long distance carriers and the actual connection. We may rely on outside vendors to make the proper connection of T-1 lines to meet the anticipated increase in demand. If we experience delays in the vendor's promised connection date, we could experience more customer demand than facilities to supply. In this situation, some of the attempted calls from all of our customers would be blocked at our switch and callers would experience busy signals. As a result, these customers might choose to discontinue using our services and we could suffer long-term harm.

     A similar risk arises whenever we contract with a new customer to fulfill the customer's distribution requirements for long distance minutes and that customer significantly underestimates the number of minutes it expects to sell. In that event, if our equipment is not sufficient to handle the unexpected volume, callers experiencing busy signals would likely complain to our customer and we could suffer long-term harm.

Significant Capital Requirements

     We believe that, with our current switching equipment, we could increase our existing call traffic by 80% to 100% without incurring significant additional capital expenditures. However, in order to grow beyond that point, we will require significant capital expenditures. We believe that cash on hand, cash flow from operations and borrowings will provide sufficient funds to enable us to fund operations and expand our business as currently planned. However, the actual amount and timing of our future capital requirements may differ materially from our estimate depending on the demand for our services and as a result of regulatory, technological and competitive developments (including new market developments and new opportunities) in our industry. No assurances can be given that we can raise the amount of capital needed.

     We may also require additional capital in the future (or sooner than currently anticipated) for new business activities related to our current and planned businesses, or in the event we decide to make additional acquisitions or enter into joint ventures and strategic alliances. Sources of additional capital may include cash flow from operations and public and private equity and debt financings, including vendor financing. There can be no assurance, however, that we will be successful in producing sufficient cash flows or raising sufficient debt or equity capital to meet our strategic objectives or that such funds, if available at all, will be available on a timely basis and within the limitations contained in our existing or future indebtedness or on terms that are acceptable to us. Failure to generate or raise sufficient funds would require us to delay or abandon some or all of our future expansion plans or expenditures, which could limit our ability to meet our debt service obligations and could have a material adverse effect on us.

Risks Associated With Acquisition; Ability to Manage Growth

     We are subject to risks that acquired businesses, including Zenex, will not perform as expected and that the returns from such acquisitions will not support indebtedness incurred to effect such acquisitions or the capital expenditures needed to develop and expand the systems acquired in the acquisitions. Expansion of our operations may also place a significant strain on our management, financial and other resources, and in the case of acquisitions, divert our resources and management time.

     In addition, the integration of acquired systems with existing operations may cause us to incur considerable expense in advance of anticipated revenues and may cause substantial fluctuations in our operating results. This integration will involve, among other things, integration of switching, transmission, technical, sales, marketing, billing, accounting, quality control, management, personnel, payroll, regulatory compliance and other systems and operating hardware and software, some of which may be incompatible with the our existing systems.

     Other integration risks include the difficulty in assimilating the acquired operations and personnel, the potential disruption of our ongoing business, the possible inability of management to maintain uniform standards, controls, procedures and policies and the potential impairment of relationships with employees or customers as a result of changes in management. The expansion and development of our business will depend on, among other things, our ability to successfully implement our sales and marketing strategy, evaluate markets, secure financing, obtain required government authorizations, implement interconnection to, and collocation with, necessary facilities, obtain new customers, and implement efficient operating support systems and other back office systems, all in a timely manner, at reasonable cost, and on satisfactory terms and conditions.

     Our ability to continue to successfully manage our growth will require us to enhance our operational, management, financial and information systems and controls and to hire and retain qualified sales, marketing, administrative, operating and technical personnel, all of which will result in higher operating expenses. In addition, as we increase our service offerings and expand our targeted markets, there will be additional demands on customer support, sales and marketing, administrative resources and network infrastructure. Any failure to expand these areas and to implement and improve the acquired and existing systems, procedures and controls in an efficient manner at a pace consistent with the growth of our business could have a material adverse effect on our business, financial condition and results of operations.

     There can be no assurance that we will be able to successfully integrate the Zenex acquisition or any other businesses we may acquire, that any acquired business will perform as expected or that any such acquired business will not experience high employee or customer turnover rates after the acquisition. Our inability to manage our growth effectively or implement our expansion and growth strategy successfully could have a material adverse effect on our business, results of operations and financial condition.

Dependence on Billing, Customer Service and Information Systems

     Sophisticated information and processing systems are vital to our growth and our ability to monitor costs, bill customers, provision customer orders and achieve operating efficiencies. Billing and customer service and information systems for us are provided by third party vendors. Our inability to obtain these services from third parties or the failure of these third parties to provide adequate services could have a material adverse effect on us.

     As we expand our operations and integrate the operations of Zenex with existing operations, the need for enhanced billing, customer service and information systems will increase significantly. Failure of our vendors to deliver proposed products and services in a timely and effective manner and at acceptable costs or our inability to identify adequately all of our information and processing needs, or to upgrade systems as necessary, could have a material adverse impact on our ability to reach our objectives and on our financial condition and results of operations.

Competition

     The telecommunications industry is highly competitive and we face intense current and future competition with respect to our IVR service offerings. Many of our current and potential competitors have financial, technical, personnel and other resources, including brand name recognition, substantially greater than ours. There has also been, and we believe there will continue to be, significant merger and joint venture activity and the creation of strategic alliances within the telecommunications industry that will result in competitors with even greater financial resources and other competitive advantages. In addition, rapidly evolving technology, and new applications of existing technology, may also provide competitors in our markets with significant competitive advantages over us. We cannot assure you that we will be able to respond to such competitive pressures or that competition will not have a material adverse effect on our business. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products and services than we can.

     We compete primarily on the basis of pricing, quality of service and customer loyalty. Our ability to compete effectively will depend on our ability to maintain high quality services at prices generally equal to or below those charged by our competitors. If our competition lowers their prices or we are otherwise forced to lower our prices, we will be adversely affected.

Rapid Technological Changes

     The telecommunications industry is subject to rapid and significant changes in technology. The effect of technological changes on our business, such as changes relating to emerging transmission technologies and the use of the Internet for traditional voice, data or broadband technology, cannot be predicted, and there can be no assurance that technological developments will not have a material adverse effect on us.

     In addition, we may be required to select in advance one technology over another, but it will be impossible to predict with any certainty, at the time we are required to make our investment, which technology will prove to be the most economic, efficient or capable of attracting customer usage. There can be no assurance that we will be able to obtain access to new technology on a timely basis or on satisfactory terms. Any failure by us to obtain new technology could have a material adverse effect on us.

Dependence on Key Personnel

     Our businesses are managed by a small number of management and operating personnel, the loss of certain of whom could have a material adverse effect on us. We believe that our ability to manage our planned growth successfully will depend in large part on our continued ability to attract and retain highly skilled and qualified operating, marketing, financial, sales and technical personnel. The competition for qualified personnel in the telecommunications industry is intense and there can be no assurance that we will be able to hire or retain necessary personnel.

Regulation

     Overview. Our services are subject to federal, state and local regulation. We hold various federal and state regulatory authorizations. The Federal Communications Commission (FCC) exercises jurisdiction over telecommunications common carrier services to the extent the carriers provide, originate and/or terminate interstate or international communications. The FCC also establishes rules and has other authority over certain issues related to local telephone competition. State regulatory commissions retain jurisdiction over telecommunications carriers to the extent they provide, originate or terminate intrastate communications. Local governments may require us to obtain licenses, permits or franchises in order to use the public rights of way or obtain zoning approvals necessary to install and operate our networks.

     Federal Regulation. We are categorized as a non-dominant carrier by the FCC, and as a result we are subject to relatively limited regulation of our interstate and international services. Tariffing and certain general policies and rules apply, as well as certain reporting requirements, but our rates are not subject to prior FCC approval. We have all the operating authority required by the FCC to conduct long distance and international business at present. Additionally, as a non-dominant carrier, we may install and operate additional facilities for the transmission of domestic and international interstate communications without additional FCC authorization, except to the extent that radio licenses or international authorizations are required or that installation of a facility raises certain environmental impact issues under the FCC's rules. The FCC also imposes prior approval requirements on transfers of control and assignments of radio and microwave licenses and authorizations for the provision of international telecommunications services. The FCC has the authority generally to condition, modify, cancel, terminate or revoke licenses and operating authority for failure to comply with federal laws and/or the rules, regulations and policies of the FCC. Fines or other penalties also may be imposed for such violations. We cannot give you any assurance that the FCC or third parties will not raise issues with regard to our compliance with applicable laws and regulations.

     State Regulation. We are also subject to various state laws and regulations. Most public utility commissions require providers such us to obtain authority from the commission prior to the initiation of intrastate service. We have been certified to provide interexchange toll services in all states except Alaska and Hawaii. Interexchange authority (sometimes referred to as intraLATA) authority allows us to provide toll services within each of the states listed above. In those states that require tariffs, we have tariffs setting forth the terms, conditions and prices for services that are classified as intrastate. We are also required to update or amend our tariffs when we adjust our rates or add new products, and we are subject to various reporting and record-keeping requirements. Many states also require prior approval for transfers of control of certified carriers, corporate reorganizations, acquisitions of telecommunications operations, assignment of carrier assets, carrier stock offerings and the incurring by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law and/or the rules, regulations and policies of state regulatory authorities. Fines or other penalties also may be imposed for such violations. We cannot assure you that state utilities commissions or third parties will not raise issues with regard to our compliance with applicable laws or regulations.

     Future Regulation. From time to time, federal or state legislators propose legislation that could affect us, either beneficially or adversely. We cannot assure you that federal or state legislation will not be enacted, or that regulations will not be adopted or actions taken by the FCC or state regulatory authorities, that might adversely affect our business.

Forward-Looking Statements

     Forward-looking statements in this prospectus include "forward-looking statements" within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this prospectus may constitute forward-looking statements. In addition, forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or "continue" or the negative thereof or variations thereon or similar terminology are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our are disclosed in this prospectus, including without limitation in conjunction with the forward-looking statements included in this prospectus under "Risk Factors".

                                 USE OF PROCEEDS

     All net proceeds from the sale of the common stock covered by this prospectus will go to the Selling Stockholders. We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

                          DESCRIPTION OF CAPITAL STOCK

     Pursuant to our Certificate of Incorporation, we are authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 20,000,000 shares of preferred stock, $0.001 par value. Of the authorized common stock, 34,885,790 shares were issued and outstanding as of July 12, 2000. None of our preferred stock is issued or outstanding . The following statements are brief summaries of certain provisions relating to our capital stock.

Preferred Stock

     No shares of preferred stock have been issued. Our Board of Directors may, without further action by our stockholders, from time to time direct the issuance of preferred stock in one or more series. The Board of Directors may determine all rights, preferences, privileges, qualifications, limitations and restrictions of the preferred stock (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any unissued series of preferred stock. The Board of Directors may determine the number of shares constituting any such series and the designation thereof, and increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series after the issue of shares of that series then outstanding. If the number of shares of any series is so decreased, the shares constituting such reduction resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on common stock. Also, holders of preferred stock would normally be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of common stock. In addition, under certain circumstances, the issuance of such preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Our Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights which could adversely affect holders of the common stock. We have no present intent to issue preferred stock.

Common Stock

     Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. The holders of common stock do not have cumulative voting rights. Dividends may be paid to holders of common stock when and if declared by the Board of Directors out of funds legally available therefor. Holders of common stock have no conversion, redemption or preemptive rights. All outstanding shares of common stock, including the shares offered hereby, are fully paid and non-assessable. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets remaining after provision of payment of creditors and after the liquidation preference, if any, of preferred stock outstanding at the time.

Denial of Preemptive Rights

     Unless otherwise approved by a resolution of our Board of Directors, holders of our capital stock do not have the preemptive right to acquire unissued shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares. This applies to both shares outstanding and to newly issued shares.

                 SELLING STOCKHOLDERS AND CERTAIN RELATIONSHIPS

     All of the shares of common stock offered by this prospectus are being sold by the Selling Stockholders listed below. From time to time, the Selling Stockholders will determine the number of shares which they may sell. The following table sets forth certain information with respect to the Selling
Stockholders:

------------------------------------------------------------------------------------------------------------------------------------
                                           Common Stock Before              Common                 Common Stock After
                                              Owned Offering                 Stock                  Owned Offering (1)
              Name                      Number         % of Class (2)       Offered             Number        % of Class (2)
------------------------------------------------------------------------------------------------------------------------------------
   Marc W. Newman                    5,256,498(3)            14.6%         3,500,000          1,756,498            4.9%
------------------------------------------------------------------------------------------------------------------------------------
   Douglas A. Newman                 1,610,000                4.5%           500,000          1,110,000            3.1%
------------------------------------------------------------------------------------------------------------------------------------
   Joyce Boyer and Tom Boyer
   as JTWROS                         1,092,000(4)             3.0%           600,000            492,000            1.4%
------------------------------------------------------------------------------------------------------------------------------------
   Switchless Reseller
   Services, Inc.                      100,000                0.3%           100,000                -0-            0.0%
------------------------------------------------------------------------------------------------------------------------------------
   Ensynq, Inc.                      2,250,000                6.3%         2,250,000                -0-            0.0%
------------------------------------------------------------------------------------------------------------------------------------
   Naylor Concrete
   Construction Company, Inc.        7,400,000               20.6%         7,400,000                -0-            0.0%
------------------------------------------------------------------------------------------------------------------------------------
   Fireball Enterprises,
   L.L.C                             7,400,000               20.6%         7,400,000                -0-            0.0%
------------------------------------------------------------------------------------------------------------------------------------
   Debra G. Morehead                   407,935                1.1%           407,935                -0-            0.0%
------------------------------------------------------------------------------------------------------------------------------------
   Brian D. Gustas                     100,000                0.3%           100,000                -0-            0.0%
------------------------------------------------------------------------------------------------------------------------------------
   Joey Alfred                         250,000                0.7%           250,000                -0-            0.0%
------------------------------------------------------------------------------------------------------------------------------------
   FuturOmega, L.L.C                 1,315,790                3.7%         1,315,790                -0-            0.0%
------------------------------------------------------------------------------------------------------------------------------------
             Total                  27,182,223               75.7%        23,823,725          3,358,498            9.4%
------------------------------------------------------------------------------------------------------------------------------------

----------
(1) The information set forth in these columns assumes the Selling Stockholders will sell all of the shares being offered hereby.

(2) As of July 12, 2000, there were 35,885,790 shares of Lone Wolf common stock issued and outstanding. All percentages in this table are as of that date.

(3)  Includes  551,064 shares held  indirectly  through Mr.  Newman's spouse and
     205,434  shares  held  indirectly  through  Newboy,   Inc.,  a  corporation
     controlled by Mr. Newman.

(4)  Includes  425,700  shares held by Ms.  Boyer and 66,300  shares held by Mr.
     Boyer.

     Marc W. Newman is our President and Chief Executive Officer and is one of our directors. Douglas A. Newman is our Vice President, Treasurer and Chief Financial Officer and is one of our directors. Each person has held their respective positions since November 1998. Douglas Newman is the father of Marc
W. Newman. The shares Marc Newman and Douglas Newman are offering hereby are shares issued to them by Lone Wolf in consideration for services rendered by them in their respective positions during 1999.

     Joyce Boyer is the mother of Marc W. Newman. Tom Boyer is the husband of Joyce Boyer. The shares the Boyers are offering hereby are shares issued to them by Lone Wolf in consideration for their personal guarantee of a loan by Lone Wolf from a federally insured financial institution.

     The shares of common stock being offered hereby by Switchless Reseller Services, Inc., an Oklahoma corporation ("SRS") are the shares SRS received pursuant to Lone Wolf's acquisition of ChurchLink.Com, Inc., an Oklahoma corporation formerly wholly-owned by SRS ("ChurchLink"). Pursuant to a Plan and Agreement of Merger dated May 12, 2000 (the "ChurchLink Merger Agreement"), by and among Lone Wolf; Lone Wolf Acquisition Sub I, Inc., an Oklahoma corporation and a wholly-owned subsidiary of Lone Wolf ("Acquisition Sub"); SRS; and ChurchLink, Lone Wolf acquired all of the issued and outstanding capital stock of ChurchLink by the issuance to SRS of 100,000 shares of Lone Wolf common stock, SRS's surrender to Lone Wolf of all of the outstanding capital stock of ChurchLink, and the merger of ChurchLink with and into Acquisition Sub. All 100,000 shares issued to SRS were subject to registration rights granted to SRS pursuant to the ChurchLink Merger Agreement.

     The shares of common stock being offered hereby by Ensynq, Inc., an Oklahoma corporation ("Ensynq") are the shares Ensynq received pursuant to a Service Agreement with Lone Wolf dated as of February 16, 2000, whereby Ensynq agreed to perform certain business development, marketing, management, and strategic and tactical planning services for Lone Wolf and its affiliated companies. Pursuant to the Ensynq Services Agreement, Ensynq was granted the right to the issuance by Lone Wolf of 1,000,000 shares of Lone Wolf common stock for services rendered by Ensynq in connection with Lone Wolf's acquisition of Zenex. In addition, Ensynq was granted an option to purchase 1,250,000 shares of Lone Wolf common stock at the exercise price of $0.02 per share, which shares were issued by Lone Wolf to Ensynq on July 5, 2000 in consideration for the payment of $25,000. All 2,250,000 shares issued to Ensynq were subject to registration rights granted to Ensynq pursuant to the Service Agreement.

     The 15,550,000 shares of common stock being offered hereby by Debra G. Morehead; Brian Gustas; Joey Alfred; Naylor Concrete Construction Co., Inc., an Oklahoma corporation wholly owned by Ricky A. Naylor; and Fireball Enterprises, L.L.C., an Oklahoma limited liability company wholly owned by Rick Spradlin and Tim Aduddell (collectively, the "Zenex Shareholders"), are the shares the Zenex Shareholders received pursuant to Lone Wolf's acquisition of Prestige Investments. On June 21, 2000, Lone Wolf completed the acquisition of Zenex through a merger of Prestige Acquisition Corporation, which was a wholly-owned subsidiary of Lone Wolf, with and into Prestige Investments. Prestige Investments was the surviving corporation in the merger. The merger was pursuant to an Agreement and Plan of Reorganization dated May 4, 2000, by and among Lone Wolf, Prestige Acquisition Corporation, Prestige Investments, Zenex and the Zenex Shareholders (the "Zenex Merger Agreement"). Pursuant to the Zenex Merger Agreement, Lone Wolf issued 15,550,0000 shares of Lone Wolf common stock to the Zenex Shareholders in return for their surrender to Lone Wolf of all of their shares of common stock of Prestige Investments. Following the merger, Prestige Investments became a wholly owned subsidiary of Lone Wolf, and Zenex became, and is currently operated as, a wholly owned subsidiary of Prestige Investments. All 15,550,000 shares of Lone Wolf common stock issued to the Zenex Shareholders were subject to registration rights granted to the Zenex Shareholders pursuant to the Zenex Merger Agreement.

     Pursuant to the Zenex Merger Agreement, the Bylaws of Lone Wolf were amended by the directors of each such corporation to provide that number of directors of Lone Wolf would be five and that the Zenex Shareholders would have the right to name two of the persons nominated by management of Lone Wolf to stand for election to the Board of Directors of Lone Wolf. The two persons to be so named by the Zenex Shareholders have not been named or elected. Marc W. Newman,

Douglas A. Newman and Timothy P. Apgood, who are the present directors of Lone Wolf, have the right to name the other three persons.

     The 1,315,790 shares being offered hereby by FuturOmega, L.L.C., an Oklahoma limited liability company ("FuturOmega") are the shares issued to FuturOmega on July 12, 2000. The shares were issued pursuant to FuturOmega's conversion of a $250,000 convertible debenture issued by Lone Wolf to FuturOmega in May 2000. Pursuant to the terms of the debenture, the conversion price was $0.19 per share, which was the closing price of Lone Wolf common stock in the day preceding the conversion date. All 1,315,790 shares issued to FuturOmega were subject to registration rights granted by Lone Wolf to induce FuturOmega to exercise its voluntary conversion rights under the debenture.

     For all of the Selling Stockholders, we have agreed to pay the cost of the registration of their shares and the preparation of this prospectus and registration statement under which it is filed. The Selling Stockholders are responsible for any underwriting discounts and commissions relating to shares of common stock to be sold by the Selling Stockholders.

     We are presently unaware of any plans of the Selling Stockholders to sell or transfer their shares.

                              PLAN OF DISTRIBUTION

     We are registering the common stock covered by this prospectus for the Selling Stockholders. We will pay the costs, expenses and fees in connection registering the common stock, but the Selling Stockholders will pay any brokerage commissions, discounts or other expenses attributable to the sale of common stock.

     The Selling Stockholders may sell the common stock from time to time in one or more types of transactions (which may include block transactions), on any national securities exchange or quotation service on which the common stock is listed or quoted, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of our common stock, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Stockholders.

     The Selling Stockholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act. Each Selling Stockholder has agreed to indemnify us and each of our directors and officers based on any untrue statement of a material fact furnished by the Selling Stockholder or based on any omission of a material fact. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     Because the Selling Stockholders may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     If the Selling Stockholders notify us that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing (i) the name of the Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, if we are notified by the Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

     The Selling Stockholders may also offer shares by means of prospectuses under other available registration statements or pursuant to exemption from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act.

                                  LEGAL OPINION

     Doerner, Saunders, Daniel & Anderson, L.L.P. will render a legal opinion relating to the validity of the shares of common stock registered hereby.

                                     EXPERTS

     The following financial statements of the Company and its subsidiaries incorporated by reference in this prospectus have been incorporated in reliance upon the reports of Henderson Sutton & Company, P.C., independent certified public accountants, and upon the authority of that firm as experts in auditing and accounting:

------------------------------------------------------------------------------------------------------------------------------------
                     Description of
                    Financial Statement                                    Financial Statement Appears
------------------------------------------------------------------------------------------------------------------------------------
The balance  sheet of Lone Wolf Energy,  Inc. as of December        Annual  Report on Form  10-KSB  for the  fiscal  year  ended
December  31,  1999 and 1998 and the related  statements  of        December 31, 1999
operation changes in stockholders' equity and cash flows for the years ended December 31, 1999 and 1998.
------------------------------------------------------------------------------------------------------------------------------------
The  balance  sheet  of  Zenex  Long  Distance,  Inc.  as of        Current  Report  on Form 8-K filed  August 2, 2000  (date of
December 31, 1998 and the related  statement of operations,         event earliest reported: July 28, 2000)
changes in stockholders'  equity and cash flows for the year ended December 31, 1998.
------------------------------------------------------------------------------------------------------------------------------------
The  consolidated  balance  sheet of  Prestige  Investments,        Current  Report  on Form 8-K filed  August 2, 2000  (date of
Inc. as of December 31, 1999 and  the related   consoldiated        event earliest reported: July 28, 2000)
statements of operations,  changes in  stockholders'  equity and  changes in cash flows for the year ended  December  31,
1999.
------------------------------------------------------------------------------------------------------------------------------------
The consolidated  balance sheet of Prestige Investments Inc.        Current  Report  on Form 8-K filed  August 2, 2000  (date of
as of March 31, 2000 and the related consolidated statements        event earliest reported: July 28, 2000)
of  operations,  changes  in  stockholders'  equity and cash flows for the three month ended March 31, 2000.
------------------------------------------------------------------------------------------------------------------------------------
The pro forma  combined  balance sheets of Lone Wolf Energy,        Current Report on Form 8-K filed  August 2, 2000 (date of
Inc. as of December  31, 1999 and March 31, 2000 and the pro        event earliest  reported:  July 28, 2000)
forma  consolidated  statements of operations  for the years ended  December  31, 1998 and 1999 and for the three  months end March 31, 2000 and 1999.
------------------------------------------------------------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following is an itemized statement of expenses to be paid by the registrant in connection with the issuance and sale of the common stock being registered.

     Securities and Exchange Commission registration fee .............$ 927.70
     Accounting fees and expenses ....................................  _____*
     Legal fees and expenses .........................................  _____*
     Miscellaneous ...................................................  _____*

              Total ..................................................$ _____*

     ----------
     *    To be provided by amendment.

All other expenses in connection with the issuance and sale of the common stock being registered will be borne by the Selling Stockholders.

Item 15. Indemnification of Directors and Officers

     Our Amended and Restated Articles of Incorporation provide that to the fullest extent permitted by the Colorado Business Corporation Act, subject to any expansion (but not limitation) of such indemnification set forth in our Bylaws or any shareholders' or directors' resolutions or any indemnification or similar agreement. Our Bylaws closely follow the Colorado Business Corporation Act and provide we will indemnify directors and officers to the fullest extent authorized by the Colorado Business Corporation Act if (a) the director or officer conducted himself in good faith; (b) he reasonably believed: (i) in the case of conduct in his official capacity for us, that his conduct was in our best interests; or (ii) that in all other cases, that his conduct was at least not opposed to our best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under our Bylaws and the Colorado Business Corporation Act we may not indemnify a director or officer either (a) in connection with a proceeding by or in our right in which he was adjudged liable to us; or (b) in connection with any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Item 16. Exhibits.

     The following exhibits are filed herewith or incorporated herein by reference. Documents designated by an asterisk (*) are incorporated by reference pursuant to Rule 411 of the Securities Act of 1933, as amended.

         Exhibit     Description of Exhibit

          5.1*       Opinion of Doerner, Saunders, Daniel & Anderson, L.L.P.

          23.1       Consent of Henderson Sutton & Company, P.C.

          23.2 Consent of Doerner, Saunders, Daniel & Anderson, L.L.P. (contained in Exhibit 5.1).

          24.1       Power of Attorney (contained on signature page).

          ----------
          *    To be filed by amendment.

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [Remainder of Page Left Intentionally Blank]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on August 2, 2000.

                                          LONE WOLF ENERGY, INC.


                                          By:     /s/ Marc W. Newman
                                             -----------------------------------
                                                  Marc W. Newman
                                                  Chief Executive Officer
                                                  (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc W. Newman and Douglas A. Newman, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments and amendments thereto) to this registration statement, including any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

        Name                            Title                                  Date

/s/ Marc W. Newman       Chief Executive Officer and Director            August 2, 2000
---------------------    (Principal Executive Officer)
Marc W. Newman

/s/ Douglas A. Newman    Chief Financial Officer, Corporate Treasurer    August 2, 2000
---------------------    and  Director (Principal Financial Officer
Douglas A. Newman        and Principal Accounting Officer)

/s/ Timothy P. Apgood    Director                                        August 2, 2000
---------------------
Timothy P. Apgood

                                  EXHIBIT INDEX

Exhibit    Description of Exhibit

 5.1*      Opinion of Doerner, Saunders, Daniel & Anderson, L.L.P.

 23.1      Consent of Henderson Sutton & Company, P.C.

 23.2 Consent of Doerner, Saunders, Daniel & Anderson, L.L.P. (contained in Exhibit 5.1).

 24.1      Power of Attorney (contained on signature page).

----------
*    To be filed by amendment.